UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2006

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Philadelphia Way, Lanham, Maryland 20706-4417

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 13, 2006, Mark Funston was elected to the Board of Directors of Integral Systems, Inc. (the “Company”) by Resolution of the Board of Directors. Mr. Funston was also elected to serve on the Company’s Audit Committee, Compensation Committee and Stock Option Committee. There is no arrangement or understanding between Mark Funston and any other persons pursuant to which he was selected as a director. There were not any transactions, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor are there any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mark Funston or any member of his immediate family had, or will have, a direct or indirect material interest.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2006, Integral Systems, Inc. elected by resolution of its Board of Directors, notwithstanding any provision in its charter or bylaws to the contrary, to become subject to Sections 3-803, 3-804 and 3-805 of Subtitle 8 of Title 3 of the Maryland General Corporation Law (“MGCL”), all as more particularly described in the Articles Supplementary filed as part of Exhibit 3 hereto. The Articles Supplementary were filed with the Maryland State Department of Assessments and Taxation, and became effective, on March 13, 2006. Section 3-803 of the MGCL requires the Board of Directors, before the first annual meeting of stockholders after the Company elects to be subject to Section 3-803, to designate by resolution, from among its members, directors to serve as class I directors, class II directors and class III directors. The term of each such class shall expire in successive years, as more fully described below in “Item 8.01 – Other Events.” At each annual meeting of the stockholders of the Company, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and their successors are elected and qualify. Section 3-804 of the MGCL requires the affirmative vote of at least two-thirds of all of the votes entitled to be cast by the stockholders generally in the election of directors to remove a director, and then only for cause in accordance with Section 2-406(b)(3) of the MGCL, and vests in the Board of Directors the power to fix the number of directors by resolution and to fill any vacancies on the Board of Directors for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies. Section 3-805 of the MGCL states that the secretary of the Company may only call a special meeting of the stockholders on the written request of the stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting and in accordance with the procedures set forth under Section 2-502(b)(2) and (3) and (e) of the MGCL.

Section 8 – Other Events

Item 8.01. Other Events.

Immediately Prior to the election of Mr. Funston, by Resolution of the Board of Directors on March 13, 2006, the Corporation fixed the number of Directors of the Company at six (6). By Resolution of the Board of Directors on the same date the Company classified its Board of Directors into three classes in accordance with Section 3-803 of the MGCL as follows: Class I Directors shall initially be Mark Funston and Bonnie Wachtel, and shall have an initial term continuing until the annual meeting of stockholders in 2006 and until their successors are elected and qualify; Class II Directors shall initially be Tom Gough and Doss McComas, and shall have an initial term continuing until the annual meeting of stockholders in 2007 and until their successors are elected and qualify; and Class III Directors shall initially be Steve Chamberlain and Dominic Laiti, and shall have an initial term continuing until the annual meeting of stockholders in 2008 and until their successors are elected and qualify. At each annual meeting of the stockholders of the Company, the successors to the Class of Directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting of stockholders held in the third year following the year of their election and their successors are elected and qualify.

The Board of Directors of Integral Systems, Inc. is continuing the process of retaining an investment bank to explore strategic options for maximizing shareholder value as previously announced.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
3.1	Articles Supplementary of Integral Systems, Inc. dated March 13, 2006 and Articles of Restatement of Integral Systems, Inc. dated May 7, 1999

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

By:	/s/ Thomas L. Gough
Thomas L. Gough
President

Date: March 13, 2006

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles Supplementary of Integral Systems, Inc. dated March 13, 2006, and Articles of Restatement of Integral Systems, Inc. dated May 7, 1999